Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with second quarter 2024 earnings
•Total assets under management reach a record $782.7 billion
•Money market assets reach a record $586.6 billion
•Q2 2024 earnings per diluted share of $0.20, including a ($0.76) per diluted share non-cash intangible asset impairment charge
•Board declares $0.31 per share dividend
(PITTSBURGH, Pa., July 25, 2024) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.20 for Q2 2024, compared to $0.81 for the same quarter last year, on net income of $21.0 million for Q2 2024, compared to $72.2 million for Q2 2023. Federated Hermes' Q2 2024 results include a $66.3 million non-cash expense, or ($0.76) per diluted share, related to the impairment of an indefinite-lived intangible asset.
Federated Hermes' total managed assets were a record $782.7 billion at June 30, 2024, up $78.7 billion or 11% from $704.0 billion at June 30, 2023 and up $4.0 billion or 1% from $778.7 billion at March 31, 2024. Total average managed assets for Q2 2024 were $779.6 billion, up $74.3 billion or 11% from $705.3 billion reported for Q2 2023 and up $3.1 billion or less than 1% from $776.5 billion for Q1 2024.
"Money market asset increases once again drove Federated Hermes to record total assets under management, as our liquidity products continued to offer excellent cash management services and attractive yields," said J. Christopher Donahue, president and chief executive officer. "In equities, our range of strong-performing Federated Hermes MDT quantitative products offered core and complementary strategies for portfolio diversification. We also saw interest in our Total Return Bond Fund and core plus strategies, which have the ability to dynamically shift sector, duration, yield curve and currency positioning in changing market conditions."
Federated Hermes' board of directors declared a dividend of $0.31 per share. The dividend is payable on Aug 15, 2024 to shareholders of record as of Aug 8, 2024. During Q2 2024, Federated Hermes purchased 1,559,200 shares of Federated Hermes class B common stock for $47.5 million.
Equity assets were $77.9 billion at June 30, 2024, down $5.1 billion or 6% from $83.0 billion at June 30, 2023 and down $2.3 billion or 3% from $80.2 billion at March 31, 2024. Top-selling equity funds during Q2 2024 on a net basis were Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT All Cap Core Fund, Federated Hermes U.S. SMID Equity Fund and Federated Hermes International Leaders Fund.
Fixed-income assets were $95.3 billion at June 30, 2024, up $7.9 billion or 9% from $87.4 billion at June 30, 2023 and down $1.0 billion or 1% from $96.3 billion at March 31, 2024. Top-selling fixed-income funds during Q2 2024 on a net basis were Federated Hermes Total Return Bond Fund, Federated Hermes Institutional Fixed Income Fund, Federated Hermes Government Ultrashort Bond Fund, Federated Hermes Total Return Bond ETF and Federated Hermes Conservative Microshort Fund.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q2 2024 earnings	Page 2 of 13
Alternative/private markets assets were $20.1 billion at June 30, 2024, down $1.5 billion or 7% from $21.6 billion at June 30, 2023 and down $0.4 billion or 2% from $20.5 billion at March 31, 2024.
Money market assets were a record $586.6 billion at June 30, 2024, up $77.6 billion or 15% from $509.0 billion at June 30, 2023 and up $7.8 billion or 1% from $578.8 billion at March 31, 2024. Money market fund assets were a record $425.6 billion at June 30, 2024, up $61.6 billion or 17% from $364.0 billion at June 30, 2023 and up $8.5 billion or 2% from $417.1 billion at March 31, 2024.
Financial Summary
Q2 2024 non-cash intangible asset impairment charge
Federated Hermes' Q2 2024 results include a $66.3 million non-cash expense, or ($0.76) per diluted share, related to the impairment of an indefinite-lived intangible asset associated with the 2018 acquisition of Federated Hermes Limited, which was driven by changes in projected cash flows.

Q2 2024 vs. Q2 2023
Revenue decreased $30.6 million or 7% primarily due to a decrease in carried interest of $36.1 million, including a decrease of $23.5 million of carried interest from consolidated carried interest vehicles, which is largely offset in compensation expense, and a decrease in revenue due to lower average equity assets. These decreases were partially offset by an increase in revenue from higher average money market assets.
During Q2 2024, Federated Hermes derived 47% of its revenue from long-term assets (29% from equity, 12% from fixed-income, and 6% from alternative/private markets and multi-asset), 52% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $27.0 million or 8% primarily due to increased intangible asset related expense due to the impairment charge, offset by decreases in compensation expense primarily resulting from the lower carried interest from consolidated carried interest vehicles of $23.4 million and a decrease in other expense related to fund reorganization costs.
Nonoperating income (expenses), net was flat.
Q2 2024 vs. Q1 2024
Revenue increased $6.2 million or 2% primarily due to an increase in carried interest of $3.4 million, including an increase of $2.4 million of carried interest from consolidated carried interest vehicles, which is largely offset in compensation expense, and an increase in revenue from higher average money market assets. These increases were partially offset by a decrease in revenue due to lower average long-term assets.
Operating expenses increased $64.1 million or 22% primarily due to increased intangible asset related expense due to the impairment charge.
Nonoperating income (expenses), net decreased $3.5 million or 64% primarily due to a decrease in the market value of investments in Q2 2024 compared to an increase in the market value of investments in Q1 2024.
YTD 2024 vs. YTD 2023
Revenue decreased $16.5 million or 2% primarily due to a decrease in carried interest of $36.2 million, including a decrease of $23.6 million of carried interest from consolidated carried interest vehicles, which is largely offset in compensation expense,

Federated Hermes reports Q2 2024 earnings	Page 3 of 13
and a decrease in revenue due to lower average equity assets. These decreases were partially offset by an increase in revenue from higher average money market assets.
For the first half of 2024, Federated Hermes derived 47% of its revenue from long-term assets (29% from equity, 12% from fixed-income and 6% from alternative/private markets and multi-asset), 52% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $27.8 million or 4% primarily due to increased intangible asset related expense due to the impairment charge offset by a decrease in compensation expense primarily resulting from the lower carried interest from consolidated carried interest vehicles of $23.4 million and a decrease in other expense related to fund reorganization costs.
Nonoperating income (expenses), net decreased $2.1 million or 22% primarily due to a smaller increase in the market value of investments in the first six months of 2024 compared to the increase in the market value of investments for the same period in 2023. This decrease was partially offset by an increase in investment yields due to higher interest rates.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, July 26, 2024. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on July 26, 2024. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 50846. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $782.7 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 8% of money market fund managers and the top 10% of fixed-income fund managers2. Federated Hermes also ranks as the 9th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of June 30, 2024.
2) Morningstar, June 30, 2024. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q1 2024.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Federated Hermes reports Q2 2024 earnings	Page 4 of 13

Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies and uses, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q2 2024 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2023 to Q2 2024	Quarter Ended	% Change Q1 2024 to Q2 2024
	June 30, 2024	June 30, 2023		March 31, 2024
Revenue
Investment advisory fees, net	$270,622	$310,337	(13)%	$264,294	2%
Administrative service fees, net—affiliates	95,346	85,199	12	94,786	1
Other service fees, net	36,615	37,696	(3)	37,291	(2)
Total Revenue	402,583	433,232	(7)	396,371	2

Operating Expenses
Compensation and related	130,748	159,883	(18)	136,546	(4)
Distribution	93,503	97,086	(4)	94,894	(1)
Intangible asset related	69,392	3,418	NM	3,235	NM
Systems and communications	23,194	22,074	5	21,823	6
Professional service fees	19,845	19,099	4	18,352	8
Office and occupancy	9,765	11,404	(14)	9,969	(2)
Advertising and promotional	6,621	5,109	30	4,306	54
Travel and related	3,847	3,835	0	3,273	18
Other	4,951	12,935	(62)	5,392	(8)
Total Operating Expenses	361,866	334,843	8	297,790	22
Operating Income	40,717	98,389	(59)	98,581	(59)

Nonoperating Income (Expenses)
Investment income (loss), net	5,132	5,289	(3)	8,483	(40)
Debt expense	(3,159)	(3,118)	1	(3,149)	0
Other, net	(34)	(15)	(127)	103	(133)
Total Nonoperating Income (Expenses), net	1,939	2,156	(10)	5,437	(64)
Income before income taxes	42,656	100,545	(58)	104,018	(59)
Income tax provision	23,431	27,543	(15)	29,008	(19)
Net income including the noncontrolling interests in subsidiaries	19,225	73,002	(74)	75,010	(74)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(1,802)	827	(318)	(23)	NM
Net Income	$21,027	$72,175	(71)%	$75,033	(72)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.20	$0.81	(75)%	$0.89	(78)%
Weighted-Average Shares Outstanding
Basic	80,026	84,930		80,709
Diluted	80,026	84,939		80,710
Dividends Declared Per Share	$1.31	$0.28		$0.28
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $4.7 million, $3.5 million and $3.4 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended June 30, 2024, June 30, 2023 and March 31, 2024, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q2 2024 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2024	June 30, 2023	% Change
Revenue
Investment advisory fees, net	$534,916	$574,318	(7)%
Administrative service fees, net—affiliates	190,132	164,378	16
Other service fees, net	73,906	76,725	(4)
Total Revenue	798,954	815,421	(2)

Operating Expenses
Compensation and related	267,294	296,761	(10)
Distribution	188,398	190,420	(1)
Intangible asset related	72,627	6,743	NM
Systems and communications	45,017	42,046	7
Professional service fees	38,197	35,320	8
Office and occupancy	19,734	24,278	(19)
Advertising and promotional	10,927	9,451	16
Travel and related	7,119	7,066	1
Other	10,343	19,781	(48)
Total Operating Expenses	659,656	631,866	4
Operating Income	139,298	183,555	(24)

Nonoperating Income (Expenses)
Investment income (loss), net	13,615	15,601	(13)
Debt expense	(6,308)	(6,243)	1
Other, net	69	107	(36)
Total Nonoperating Income (Expenses), net	7,376	9,465	(22)
Income before income taxes	146,674	193,020	(24)
Income tax provision	52,439	48,552	8
Net income including the noncontrolling interests in subsidiaries	94,235	144,468	(35)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(1,825)	2,692	(168)
Net Income	$96,060	$141,776	(32)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.12	$1.59	(30)%
Weighted-Average Shares Outstanding
Basic	80,367	84,902
Diluted	80,368	84,907
Dividends Declared Per Share	$1.59	$0.55
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $5.8 million and $7.0 million available to unvested restricted Federated Hermes shareholders for the six months ended June 30, 2024 and June 30, 2023, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q2 2024 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2024	Dec. 31, 2023
Assets
Cash and other investments	$452,879	$560,675
Other current assets	160,422	160,054
Intangible assets, net, including goodwill	1,141,623	1,216,605
Other long-term assets	156,583	164,510
Total Assets	$1,911,507	$2,101,844

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$223,380	$287,343
Long-term debt	347,974	347,843
Other long-term liabilities	292,637	312,561
Redeemable noncontrolling interests	30,491	25,845
Equity excluding treasury stock	1,612,617	1,649,655
Treasury stock	(595,592)	(521,403)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,911,507	$2,101,844

Federated Hermes reports Q2 2024 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Equity
Beginning assets	$80,157	$79,291	$83,629	$79,291	$81,523
Sales[1]	3,811	3,915	4,869	7,726	10,500
Redemptions[1]	(7,071)	(7,351)	(5,697)	(14,422)	(10,433)
Net sales (redemptions)[1]	(3,260)	(3,436)	(828)	(6,696)	67
Net exchanges	9	5	5	14	108
Impact of foreign exchange[2]	12	(567)	71	(555)	179
Market gains and (losses)[3]	933	4,864	115	5,797	1,115
Ending assets	$77,851	$80,157	$82,992	$77,851	$82,992

Fixed Income
Beginning assets	$96,325	$94,920	$87,461	$94,920	$86,743
Sales[1]	5,262	6,583	4,891	11,845	10,938
Redemptions[1]	(6,699)	(5,395)	(4,963)	(12,094)	(12,090)
Net sales (redemptions)[1]	(1,437)	1,188	(72)	(249)	(1,152)
Net exchanges	(179)	(7)	6	(186)	(95)
Impact of foreign exchange[2]	(8)	(71)	43	(79)	81
Market gains and (losses)[3]	593	295	(13)	888	1,848
Ending assets	$95,294	$96,325	$87,425	$95,294	$87,425

Alternative/Private Markets
Beginning assets	$20,465	$20,551	$21,174	$20,551	$20,802
Sales[1]	647	761	643	1,408	1,908
Redemptions[1]	(1,177)	(740)	(745)	(1,917)	(1,537)
Net sales (redemptions)[1]	(530)	21	(102)	(509)	371
Net exchanges	174	2	(4)	176	(3)
Impact of foreign exchange[2]	21	(226)	539	(205)	907
Market gains and (losses)[3]	(69)	117	(5)	48	(475)
Ending assets	$20,061	$20,465	$21,602	$20,061	$21,602

Multi-asset
Beginning assets	$2,928	$2,867	$2,973	$2,867	$2,989
Sales[1]	42	44	33	86	80
Redemptions[1]	(113)	(112)	(143)	(225)	(287)
Net sales (redemptions)[1]	(71)	(68)	(110)	(139)	(207)
Net exchanges	1	0	1	1	3
Market gains and (losses)[3]	18	129	58	147	137
Ending assets	$2,876	$2,928	$2,922	$2,876	$2,922

Total Long-term Assets
Beginning assets	$199,875	$197,629	$195,237	$197,629	$192,057
Sales[1]	9,762	11,303	10,436	21,065	23,426
Redemptions[1]	(15,060)	(13,598)	(11,548)	(28,658)	(24,347)
Net sales (redemptions)[1]	(5,298)	(2,295)	(1,112)	(7,593)	(921)
Net exchanges	5	0	8	5	13
Impact of foreign exchange[2]	25	(864)	653	(839)	1,167
Market gains and (losses)[3]	1,475	5,405	155	6,880	2,625
Ending assets	$196,082	$199,875	$194,941	$196,082	$194,941
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed products, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2024 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	June 30, 2024
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$43,415	$36,742	$44,481	$51,844	$12,458	$8,007	$2,789	$139	$103,143	$96,732
Sales	2,413	1,398	3,326	1,936	537	110	42	0	6,318	3,444
Redemptions	(3,594)	(3,477)	(3,957)	(2,742)	(1,098)	(79)	(108)	(5)	(8,757)	(6,303)
Net sales (redemptions)	(1,181)	(2,079)	(631)	(806)	(561)	31	(66)	(5)	(2,439)	(2,859)
Net exchanges	9	0	(178)	(1)	174	0	1	0	6	(1)
Impact of foreign exchange[2]	(11)	23	(1)	(7)	7	14	0	0	(5)	30
Market gains and (losses)[3]	172	761	171	422	180	(249)	19	(1)	542	933
Ending assets	$42,404	$35,447	$43,842	$51,452	$12,258	$7,803	$2,743	$133	$101,247	$94,835

	Six Months Ended
	June 30, 2024
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$42,513	$36,778	$43,908	$51,012	$12,379	$8,172	$2,730	$137	$101,530	$96,099
Sales	4,832	2,894	7,375	4,470	1,191	217	86	0	13,484	7,581
Redemptions	(7,663)	(6,759)	(7,441)	(4,653)	(1,667)	(250)	(216)	(9)	(16,987)	(11,671)
Net sales (redemptions)	(2,831)	(3,865)	(66)	(183)	(476)	(33)	(130)	(9)	(3,503)	(4,090)
Net exchanges	14	0	(183)	(3)	176	0	1	0	8	(3)
Impact of foreign exchange[2]	(246)	(309)	(47)	(32)	(132)	(73)	0	0	(425)	(414)
Market gains and (losses)[3]	2,954	2,843	230	658	311	(263)	142	5	3,637	3,243
Ending assets	$42,404	$35,447	$43,842	$51,452	$12,258	$7,803	$2,743	$133	$101,247	$94,835
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2024 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Total Fund Assets
Beginning assets	$103,143	$101,530	$104,220	$101,530	$102,423
Sales	6,318	7,166	6,462	13,484	14,779
Redemptions	(8,757)	(8,230)	(7,916)	(16,987)	(16,407)
Net sales (redemptions)	(2,439)	(1,064)	(1,454)	(3,503)	(1,628)
Net exchanges	6	2	(5)	8	10
Impact of foreign exchange[1]	(5)	(420)	487	(425)	821
Market gains and (losses)[2]	542	3,095	1,139	3,637	2,761
Ending assets	$101,247	$103,143	$104,387	$101,247	$104,387

Total Separate Account Assets[3]
Beginning assets	$96,732	$96,099	$91,017	$96,099	$89,634
Sales[4]	3,444	4,137	3,974	7,581	8,647
Redemptions[4]	(6,303)	(5,368)	(3,632)	(11,671)	(7,940)
Net sales (redemptions)[4]	(2,859)	(1,231)	342	(4,090)	707
Net exchanges	(1)	(2)	13	(3)	3
Impact of foreign exchange[1]	30	(444)	166	(414)	346
Market gains and (losses)[2]	933	2,310	(984)	3,243	(136)
Ending assets	$94,835	$96,732	$90,554	$94,835	$90,554

Total Long-term Assets[3]
Beginning assets	$199,875	$197,629	$195,237	$197,629	$192,057
Sales[4]	9,762	11,303	10,436	21,065	23,426
Redemptions[4]	(15,060)	(13,598)	(11,548)	(28,658)	(24,347)
Net sales (redemptions)[4]	(5,298)	(2,295)	(1,112)	(7,593)	(921)
Net exchanges	5	0	8	5	13
Impact of foreign exchange[1]	25	(864)	653	(839)	1,167
Market gains and (losses)[2]	1,475	5,405	155	6,880	2,625
Ending assets	$196,082	$199,875	$194,941	$196,082	$194,941
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q2 2024 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	June 30, 2024	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023
By Asset Class
Equity	$77,851	$80,157	$79,291	$77,315	$82,992
Fixed-income	95,294	96,325	94,920	89,765	87,425
Alternative / private markets	20,061	20,465	20,551	20,337	21,602
Multi-asset	2,876	2,928	2,867	2,728	2,922
Total long-term assets	196,082	199,875	197,629	190,145	194,941
Money market	586,647	578,811	559,993	525,085	509,017
Total Managed Assets	$782,729	$778,686	$757,622	$715,230	$703,958

By Product Type
Funds:
Equity	$42,404	$43,415	$42,513	$40,801	$44,383
Fixed-income	43,842	44,481	43,908	42,569	43,884
Alternative / private markets	12,258	12,458	12,379	12,409	13,338
Multi-asset	2,743	2,789	2,730	2,599	2,782
Total long-term assets	101,247	103,143	101,530	98,378	104,387
Money market	425,627	417,102	406,166	384,896	364,014
Total Fund Assets	$526,874	$520,245	$507,696	$483,274	$468,401
Separate Accounts:
Equity	$35,447	$36,742	$36,778	$36,514	$38,609
Fixed-income	51,452	51,844	51,012	47,196	43,541
Alternative / private markets	7,803	8,007	8,172	7,928	8,264
Multi-asset	133	139	137	129	140
Total long-term assets	94,835	96,732	96,099	91,767	90,554
Money market	161,020	161,709	153,827	140,189	145,003
Total Separate Account Assets	$255,855	$258,441	$249,926	$231,956	$235,557
Total Managed Assets	$782,729	$778,686	$757,622	$715,230	$703,958

Federated Hermes reports Q2 2024 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2024	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023
By Asset Class
Equity	$78,137	$78,969	$76,009	$82,203	$83,025
Fixed-income	95,484	95,791	91,927	88,677	87,504
Alternative / private markets	20,306	20,485	20,623	21,413	21,411
Multi-asset	2,889	2,874	2,744	2,861	2,929
Total long-term assets	196,816	198,119	191,303	195,154	194,869
Money market	582,758	578,383	536,727	516,046	510,418
Total Avg. Managed Assets	$779,574	$776,502	$728,030	$711,200	$705,287

By Product Type
Funds:
Equity	$42,274	$42,355	$40,296	$43,687	$44,218
Fixed-income	43,910	43,857	42,705	43,437	43,827
Alternative / private markets	12,331	12,377	12,571	13,184	13,181
Multi-asset	2,737	2,739	2,615	2,724	2,787
Total long-term assets	101,252	101,328	98,187	103,032	104,013
Money market	419,999	414,902	392,946	373,088	362,608
Total Avg. Fund Assets	$521,251	$516,230	$491,133	$476,120	$466,621
Separate Accounts:
Equity	$35,863	$36,614	$35,713	$38,516	$38,807
Fixed-income	51,574	51,934	49,222	45,240	43,677
Alternative / private markets	7,975	8,108	8,052	8,229	8,230
Multi-asset	152	135	129	137	142
Total long-term assets	95,564	96,791	93,116	92,122	90,856
Money market	162,759	163,481	143,781	142,958	147,810
Total Avg. Separate Account Assets	$258,323	$260,272	$236,897	$235,080	$238,666
Total Avg. Managed Assets	$779,574	$776,502	$728,030	$711,200	$705,287

Federated Hermes reports Q2 2024 earnings	Page 13 of 13

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2024	June 30, 2023
By Asset Class
Equity	$78,553	$83,590
Fixed-income	95,638	87,856
Alternative / private markets	20,395	21,174
Multi-asset	2,882	2,971
Total long-term assets	197,468	195,591
Money market	580,570	496,751
Total Avg. Managed Assets	$778,038	$692,342

By Product Type
Funds:
Equity	$42,315	$44,637
Fixed-income	43,884	43,893
Alternative / private markets	12,354	13,121
Multi-asset	2,738	2,828
Total long-term assets	101,291	104,479
Money market	417,450	347,983
Total Avg. Fund Assets	$518,741	$452,462
Separate Accounts:
Equity	$36,238	$38,953
Fixed-income	51,754	43,963
Alternative / private markets	8,041	8,053
Multi-asset	144	143
Total long-term assets	96,177	91,112
Money market	163,120	148,768
Total Avg. Separate Account Assets	$259,297	$239,880
Total Avg. Managed Assets	$778,038	$692,342